                                   EXHIBIT 3


                          AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 5, 1999 by and among Haywood Bancshares, Inc. ("Haywood"), a corporation organized and existing under the Laws of the State of North Carolina, with its principal office located in Waynesville, North Carolina, Century South Banks, Inc. ("CSBI"), a corporation organized and existing under the Laws of the State of Georgia, with its principal office located in Dahlonega, Georgia and HBI Acquisition Corp. ("HAC"), a corporation organized and existing under the Laws of the State of North Carolina with its principal office located in Waynesville, North Carolina and a wholly owned subsidiary of CSBI.


                                    Preamble

     The Boards of Directors of Haywood and CSBI are of the opinion that the transaction described herein is in the best interest of the parties and their respective shareholders. This Agreement provides for the merger of HAC with and into Haywood such that Haywood will become a wholly owned subsidiary of CSBI (the "Merger"). At the Effective Time of the Merger, the outstanding shares of the capital stock of Haywood shall be converted into the right to receive shares of the common stock of CSBI (except as provided herein). As a result, shareholders of Haywood shall become shareholders of CSBI. The transaction described in this Agreement is subject to the approvals of the shareholders of Haywood and HAC, applicable Regulatory Authorities and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. In connection with the execution of this Agreement, Haywood and CSBI will enter into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit A.


     Immediately following the Closing of the Merger, Haywood Savings Bank, Inc., SSB ("Bank"), a North Carolina-chartered savings bank, Great Smokies Financial Corporation, a North Carolina corporation, and Great Smokies Insurance Agency, Inc., a North Carolina corporation, each a wholly-owned subsidiary of Haywood, with their main offices located in Waynesville, North Carolina, will remain in existence under their respective Articles of Incorporation and Bylaws, as in effect immediately prior to the Effective Time, as wholly-owned subsidiaries of Haywood.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                        TRANSACTION AND TERMS OF MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, HAC shall be merged with and into Haywood in accordance with the provisions of Section 55-11-05 of the NCBCA and with the effect provided in
Section 55-11-06 of the NCBCA. Haywood shall be the Surviving Corporation resulting from the Merger as a wholly owned subsidiary of CSBI, and the separate existence of HAC shall cease. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Haywood, HAC and CSBI.

    1.2 Time and Place of Closing. The Closing will take place at 9:30 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:30 a.m.), or at such other time as the Parties, acting through their Chief Executive Officers, may mutually agree. The place of Closing shall be at the offices of Troutman Sanders LLP, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

    1.3 Effective Time. The Merger contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of North Carolina. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the Chief Executive Officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which the shareholders of Haywood approve this Agreement, or (iii) such later date as may be mutually agreed upon in writing by the Chief Executive Officers of each Party.

     1.4 Execution of Support and Non Competition Agreements. Immediately prior to the execution of this Agreement and as a condition hereto, each of the executive officers and directors of Haywood and Bank listed in Exhibit E is executing and delivering to CSBI a Support Agreement and Non Competition Agreement in substantially the form as attached hereto as Exhibit B.


                                   ARTICLE 2
                                TERMS OF MERGER

     2.1 Articles of Incorporation. The Articles of Incorporation of Haywood in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     2.2 Bylaws. The Bylaws of Haywood in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     2.3 Directors and Officers of Haywood and Bank. The directors of Haywood and Bank in office prior to the Effective Time may continue, at their discretion, to serve as directors

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

of the Surviving Corporation and Bank for a period of the later of their attaining age 70 or five years after the Closing but in no event later than any individual's 75th birthday. The directors will receive directors' fees in the amount of $400 per month for their combined service to Haywood and Bank. The officers of Haywood immediately prior to the Effective Time shall become officers of the Surviving Corporation.

     2.4 Directors and Officers of CSBI and HAC. The directors and officers of CSBI in office immediately prior to the Effective Time shall serve as the officers and directors of CSBI from and after the Effective Time in accordance with the Bylaws of CSBI. The directors of HAC in office immediately prior to the Effective Time shall become additional directors of the Surviving Corporation from and after the Effective Time until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 3
                    MANNER OF CONVERTING SHARES AND OPTIONS

     3.1 Conversion of Shares. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

     (a) Each share of CSBI Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Subject to adjustment as outlined below and as set forth in Section 3.4 of this Agreement, the election rights set forth in Section 3.2 of this Agreement, the allocation provisions set forth in Section 3.3 of this Agreement and the conditions set forth herein, each share of Haywood Common Stock issued and outstanding at the Effective Time shall be converted into .8874 shares (the "Exchange Ratio") of CSBI Common Stock (the "Per Share Stock Consideration"), provided, however, that if (i) the Valuation Period Market Value of CSBI Common
--------  -------
Stock is less than $24.00 per share, then the Exchange Ratio shall be increased by an amount equal to the product of (A) the Exchange Ratio multiplied by (B) the quotient of the difference between $24.00 less the Valuation Period Market Value divided by the Valuation Period Market Value or (ii) the Valuation Period Market Value of CSBI Common Stock is greater than $27.00 per share, then the Exchange Ratio shall be decreased by an amount equal to the product of (A) the Exchange Ratio multiplied by (B) the quotient of the difference between the Valuation Period Market Value less $27.00, divided by the Valuation Period Market Value.

     (c) Subject to adjustment as outlined above and as set forth in Section 3.4 of this Agreement, the election rights set forth in Section 3.2 of this Agreement, the allocation provisions set forth in Section 3.3 of this Agreement and the conditions set forth herein, each share of Haywood Common Stock (excluding shares held by CSBI or any of its Subsidiaries or by Haywood, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive the Per Share Stock Consideration.

     3.2 Cash Election. Notwithstanding the foregoing, Holders of Haywood Common Stock who beneficially own less than 100 shares shall receive cash consideration in lieu of receiving CSBI Common Stock in the Merger. In addition, all other holders of Haywood Common Stock may elect to receive cash consideration in lieu of receiving CSBI Common Stock in accordance with the election procedures set forth below in this Section 3.2. Holders who are to receive cash in lieu of exchanging their shares of Haywood Common Stock for CSBI Common Stock as specified below shall receive an amount in cash (the "Per Share Cash Consideration") in respect of each share of Haywood Common Stock that is so converted equal to the Exchange Ratio (subject to adjustment of the Exchange Ratio as set forth in Section 3.1(b) of this Agreement) and the product of the Valuation Period Market Value. For purposes of this Agreement:

     (i) "Valuation Period Market Value" shall mean the average of the closing sales prices for CSBI Common Stock as reported on the NASDAQ (as reported in The Wall Street Journal or, in the absence thereof, by another authoritative source) during the Valuation Period; and

     (ii) "Valuation Period" shall mean the 20 consecutive trading day period during which the shares of CSBI Common Stock are traded on the NASDAQ ending on the 10th calendar day immediately prior to the anticipated Effective Time.

     An election form and other appropriate and customary transmittal materials ("Election Form") (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Haywood Common Stock ("Old Certificates")) shall pass, only upon proper delivery of such Old Certificates to an exchange agent designated by CSBI (the "Exchange Agent") shall be mailed together with the Proxy Statement on such date as Haywood and CSBI shall mutually agree ("Mailing Date") to each holder of record of Haywood Common Stock as of the record date for eligibility to vote at the Special Meeting.

     Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instructions) of Haywood Common Stock to elect to receive cash with respect to all or a portion of such holder's Haywood Common Stock (shares as to which the election is made being "Cash Election Shares"). The "Cash Election Amount" shall be equal to the Per Share Cash Consideration multiplied by the total number of Cash Election Shares. Shares as to which the holder (or beneficial owner elects to receive the Per Share Stock Consideration (if eligible to so elect) are referred to herein as "Stock Election Shares."

     Any share of Haywood Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the 20th day following the Mailing Date (the "Election Deadline") shall be converted either into the Per Share Stock consideration or the Per Share Cash Consideration at the election of CSBI (such shares being "No Election Shares") with the exception that shares held by a holder of less than 100 shares shall be deemed to be Cash Election Shares.

     CSBI shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Haywood Common Stock between the Mailing Date and the close of business on the business day prior to the Election Deadline, and Haywood shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

     Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Haywood Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Haywood Common Stock represented by such Election Form shall become No Election Shares and CSBI shall cause the certificates representing Haywood Common Stock to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither CSBI nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

     3.3 Allocation. Within five business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, CSBI shall cause the Exchange Agent to effect the allocation among the holders of Haywood Common Stock so that 50% of the aggregate consideration paid in exchange for shares of Haywood Common Stock in the Merger (the "Total Merger Consideration") shall be paid in CSBI Common Stock (the "Stock Amount") and 50% of the Total Merger Consideration shall be paid in cash (the "Cash Amount"). The allocation shall be effected by the Exchange Agent as follows:

          (i) If the Cash Amount is greater than the Cash Election Amount, then:

              (a) each Cash Election Share shall be converted into the right to receive an amount of cash equal to the Per Share Cash Consideration;

              (b) the Exchange Agent will select, on a pro rata basis, first from among the holders of No Election Shares and then, if necessary, from among the holders of Stock Election Shares, a sufficient number of such shares ("Cash Designee Shares") such that the sum of Cash Designee Shares and Cash Election Shares multiplied by the Per Share Cash Consideration equals as closely as practicable the Cash Amount (each Cash Designee Share shall be converted into the right to receive an amount of cash equal to the Per Share Cash Consideration); and

              (c) any Stock Election Shares and any No Election Shares, in each case, not so selected as Cash Designee Shares shall be converted into the right to receive the Per Share Stock Consideration.

         (ii) If the Cash Amount is less than the Cash Election Amount, then:

              (a) each Stock Election Share and each No Election Share shall be converted into the right to receive the Per Share Stock Consideration;

              (b) the Exchange Agent will select, on a pro rata basis from among the holders of Cash Election Shares, a sufficient number of such shares ("Stock Designee Shares") such that the number of Stock Designee Shares multiplied by the Per Share Cash Consideration equals as closely as practicable the difference between the Cash Election Amount and the Cash Amount (the Stock Designee Shares shall be converted into the right to receive the Per Share Stock Consideration); and

              (c) any Cash Election Shares not so selected as Stock Designee Shares shall be converted into the right to receive an amount of cash equal to the Per Share Cash Consideration.

     In the event that the Exchange Agent is required pursuant to this Section
3.3 to designate from among all Stock Election Shares the Cash Designee Shares to receive cash, each holder of Stock Election Shares shall be allocated a pro rata portion of the remainder of the total Cash Designee Share less the number of No Election Shares which are Cash Designee Shares. Such proration shall reflect the proportion that the number of Stock Election Shares of each holder of Stock Election Shares bears to the total number of Stock Election Shares. In the event the Exchange Agent is required pursuant to this Section 3.3 to designate from among all holders of Cash Election Shares the Stock Designee Shares to receive the Per Share Stock Consideration, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Stock Designee Shares. Such proration shall reflect the proportion that the number of Cash Election Shares of each holder of Cash Election Shares bears to the total number of Cash Election Shares.

     Notwithstanding anything to the contrary contained in this Section 3.3, CSBI may at CSBI's sole discretion, waive the maintenance of the Cash Amount if the difference between the Cash Amount and the aggregate amount of cash elected by holders of Haywood Common Stock, including the cash paid for fractional shares is less than 10% of the Cash Amount.

     3.4 Adjustment to Exchange Ratio. In the event that Haywood's consolidated shareholders' equity (as determined below) is less than $21,000,000, there shall be an adjustment to the Exchange Ratio. In such event, the Exchange Ratio shall be adjusted by multiplying it by a fraction the numerator of which is Haywood's consolidated shareholders' equity (as determined below) and the denominator of which is $21,000,000. The determination of Haywood's consolidated shareholders' equity, as adjusted, shall be based on Haywood's consolidated balance sheet prepared in accordance with GAAP dated as of the end of the month immediately preceding the Effective Time, including (i) all normal and recurring adjustments necessary in accordance with GAAP; (ii) all adjustments necessary to record obligations with respect to benefit obligations of Haywood or any of its subsidiaries under its employment agreements, deferred compensation agreements, directors' retirement plan, severance plan, and retention bonus plan assuming a change in control triggering event; (iii) all adjustments necessary to record estimated obligations payable by Haywood or any of its subsidiaries upon the termination of its defined benefit pension plan; and (iv) all accruals and liabilities for fees and expenses of consultants, attorneys, accountants and the like in connection with the Merger and the due diligence conducted by Haywood in regard to the Merger other than (x) the fees to be paid to Trident , (y) the direct costs associated with printing and mailing of the Proxy Statement, and (z) any costs, fees and expenses reasonably and directly incurred by Haywood and Bank in connection with any charter conversion by Bank.

     3.5 Anti-Dilution Provisions. In the event Haywood or CSBI changes the number of shares of Haywood Common Stock or CSBI Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Total Merger Consideration shall be proportionately adjusted.

     3.6 Shares Held by Haywood or CSBI. Each of the shares of Haywood Common Stock held by Haywood or by any CSBI Companies, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     3.7 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Haywood Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of CSBI Common Stock (after taking into account all Old Certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Haywood Common Stock multiplied by the market value of one share of CSBI Common Stock at the Effective Time. The market value of one share of CSBI Common Stock at the Effective Time shall be the last sales price of the CSBI Common Stock on NASDAQ on the last business day preceding the Effective Time. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional shares.


                                   ARTICLE 4
                               EXCHANGE OF SHARES

     4.1 Exchange Procedures. (a) Immediately prior to the Effective Time, CSBI shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates for exchange in accordance with this Article 4, certificates representing the shares of CSBI Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article 4 in exchange for outstanding shares of Haywood Common Stock.

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

              (b) Within 20 days after the Effective Date, CSBI shall send or cause to be sent to each former holder of record of shares (other than Cash Election Shares or Treasury Shares) of Haywood Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the consideration set forth in this Article
3. CSBI shall cause the New Certificates into which shares of a shareholder's Haywood Common Stock are converted on the Effective Date and/or any check in respect of the Per Share Cash Consideration and any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholders upon delivery to the Exchange Agent of Old Certificates representing such shares of Haywood Common Stock (or indemnity reasonably satisfactory to CSBI and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid pursuant to Article 3 upon such delivery.

              (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Haywood Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.


              (d) No dividends or other distributions with respect to CSBI Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Haywood Common Stock converted in the Merger into shares of such CSBI Common Stock until the holder thereof shall surrender such Old Certificate in accordance with this Article 4. After the surrender of an Old Certificate in accordance with this Article 4, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of CSBI Common Stock represented by such Old Certificates.


              (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Haywood for 12 months after the Effective Time shall be paid to CSBI. Any shareholders of Haywood who have not theretofore complied with this
Article 4 shall thereafter look only to CSBI for payment of the shares of CSBI Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on the CSBI Common Stock deliverable in respect of each share of Haywood Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     4.2 Rights of Former Shareholders. At the Effective Time, the stock transfer books of Haywood shall be closed as to holders of Haywood Common Stock immediately prior to the Effective Time, and no transfer of Haywood Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Haywood Common Stock (other than shares to be canceled pursuant to Section 3.6 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.2 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of Haywood shall be entitled to vote after the Effective Time at any meeting of CSBI shareholders the number of whole shares of CSBI Common Stock into which their respective shares of Haywood Common Stock are converted, regardless of whether such holders have exchanged their certificates representing

Haywood Common Stock for certificates representing CSBI Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by CSBI on the CSBI Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of CSBI Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Haywood Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Haywood Common Stock certificate, both the CSBI Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.



                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF HAYWOOD

     Haywood hereby represents and warrants to CSBI and HAC as follows:

     5.1 Organization, Standing and Power. Haywood is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and is duly registered as a bank holding company under the BHC Act. Haywood has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Neither Haywood nor any Subsidiary owns any property or conducts any business outside of the State of North Carolina which would require any of them to be qualified as a foreign corporation in any jurisdiction except for such jurisdictions in which the failure to be so qualified is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

     5.2  Authority; No Breach By Agreement.

              (a) Haywood has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and, subject to approval by its stockholders, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Haywood, subject to the approval of this Agreement by the holders of at least a majority of the outstanding shares of Haywood Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Haywood. Subject to such requisite shareholder approval and Consents of applicable Regulatory Authorities, this Agreement represents a legal, valid and binding obligation of Haywood, enforceable against Haywood in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

              (b) Except as Previously Disclosed, neither the execution and delivery of this Agreement by Haywood nor the consummation by Haywood of the transactions contemplated hereby, nor compliance by Haywood with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Haywood's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on either Haywood or any Subsidiary or all of them under, any Contract or Permit of either Haywood or any Subsidiary or all of them, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, or (iii) subject to receipt of the requisite approvals referred to in
Section 9.1(a) and (b) of this Agreement, violate any Law or Order applicable to either Haywood or Bank or both or any of their respective Material Assets.

              (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate , banking and securities Laws and rules of the AMEX, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood no notice to, filing with or Consent of, any public body or authority is necessary for the consummation by Haywood of the Merger and the other transactions contemplated in this Agreement.

     5.3  Capital Stock and Other Securities.

              (a) The authorized capital stock of Haywood consists of 5,000,000 shares of Haywood Preferred Stock and 10,000,000 shares of Haywood Common Stock. As of the date of this Agreement, there are no shares of Haywood Preferred Stock outstanding and 1,250,356 shares of Haywood Common Stock issued and outstanding. No more than 1,250,356 shares of Haywood Common Stock will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Haywood are duly and validly issued and outstanding and are fully paid and nonassessable under the NCBCA. None of the outstanding shares of capital stock of Haywood has been issued in violation of any preemptive rights of the current or past shareholders of Haywood. There are no outstanding Haywood Options that have been granted and are unexercised.

              (b) Except as set forth in Section 5.3(a) of this Agreement or there are no shares of capital stock or other equity securities of Haywood outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Haywood or contracts, commitments, understandings or arrangements by which Haywood is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     5.4 Haywood's Subsidiaries. Haywood has the following subsidiaries: (i) Bank; (ii) Great Smokies Financial Corporation; and (iii) Great Smokies Insurance Agency, Inc.

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

     5.5  SEC Filings; Financial Statements.

          (a) Haywood has filed and made available to CSBI all forms, reports and documents required to be filed by Haywood with the SEC since December 31, 1995 (collectively, the "Haywood SEC Reports"). The Haywood SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Haywood SEC Reports or necessary in order to make the statements in such Haywood SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Haywood Subsidiaries that are registered as a broker, dealer or investment advisor or filings due to fiduciary holdings of the Haywood Subsidiaries, none of the Haywood Subsidiaries is required to file any forms, reports or other documents with the SEC;

          (b) Haywood has Previously Disclosed, and delivered to CSBI prior to the execution of this Agreement, copies of all Haywood Financial Statements for periods ended prior to the date hereof and will deliver to CSBI copies of all Haywood Financial Statements prepared subsequent to the date hereof. The Haywood Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or will be, if dated after the date of this Agreement, in accordance with the books and records of Haywood, which are or will be, materially complete and correct and which have been or will have been maintained in accordance with good business practices, and (ii) present or will present fairly the financial position of Haywood as of the dates indicated and the results of operations, changes in shareholders' equity and cash flows of Haywood for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not Material).

     5.6 Absence of Undisclosed Liabilities. Neither Haywood nor any Subsidiary has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Haywood as of December 31, 1998 and June 30, 1999 included in the Haywood Financial Statements or reflected in the notes thereto. Neither Haywood nor any Subsidiary has incurred or paid any Liability since June 30, 1999, except for
(i) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, or
(ii) in connection with the transaction contemplated by this Agreement.

     5.7 Absence of Certain Changes or Events. Since June 30, 1999, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, (ii) neither Haywood nor any Subsidiary has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of Haywood provided in Article 7 of this Agreement, and (iii) Haywood and each Subsidiary have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     5.8  Tax Matters.

          (a) All Tax Returns required to be filed by or on behalf of Haywood or any Subsidiary have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Haywood, and all Tax Returns filed are complete and accurate in all Material respects to the Knowledge of Haywood. All Taxes shown on filed returns have been paid as of the date of this Agreement, and there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Haywood, except as reserved against in the Haywood Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) Neither Haywood nor any Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid Tax deficiency has been asserted in writing against or with respect to Haywood or any Subsidiary, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

          (c) Adequate provision for any Taxes due or to become due by Haywood or Bank for the period or periods through and including the date of the respective Haywood Financial Statements has been made and is reflected on such Haywood Financial Statements.

          (d) Deferred Taxes of Haywood and its Subsidiaries have been provided for in accordance with GAAP. Effective January 1, 1994, Haywood adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

          (e) Haywood and its Subsidiaries are in compliance with, and their respective records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood and its Subsidiaries.

          (f) Except as set forth in Schedule 5.8(f) attached hereto, neither Haywood nor any Subsidiary has made any payments, is obligated to make any payments or is a party to any contract, agreement or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

          (g) There are no Material Liens with respect to Taxes upon any of the Assets of either Haywood or any of its Subsidiaries except for liens for Taxes not yet due or being contested in good faith and for which adequate provision thereof has been made.

          (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of either Haywood or any of its Subsidiaries that occurred during or after any Taxable Period in which either Haywood or any of it Subsidiaries incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

          (i) Neither Haywood nor any of its Subsidiaries has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

          (j) After the date of this Agreement, no Material election with respect to Taxes will be made by Haywood or any of its Subsidiaries without the prior consent of CSBI, which consent will not be unreasonably withheld.

          (k) Neither Haywood nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     5.9 Allowance. The Allowance shown on the consolidated balance sheets of Haywood included in the most recent Haywood Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Haywood included in the Haywood Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of any Subsidiary and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by any Subsidiary as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Haywood.

     5.10 Assets. Except as Previously Disclosed or as disclosed or reserved against in the Haywood Financial Statements, Haywood and its Subsidiaries each has good and marketable title, free and clear of all Liens, to all of their respective Assets. Except as set forth in Schedule 5.10 attached hereto, all Material tangible properties used in the business of Haywood and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Haywood's and each Subsidiaries' past practices. All Assets which are Material to Haywood's and its Subsidiaries' respective businesses held under leases or subleases by either Haywood or its Subsidiaries, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of either Haywood or its Subsidiaries provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any Subsidiary is a named insured are reasonably sufficient. Neither Haywood nor any Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of each Subsidiary include all assets required to operate the business of such Subsidiary as presently conducted.

     5.11  Environmental Matters.

           (a) To the Knowledge of Haywood, Haywood, and its Subsidiaries, their respective Participation Facilities and Loan Properties are, and have been, in full compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

           (b) There is no Litigation pending or, to the Knowledge of Haywood, threatened before any court, governmental agency, board, authority or other forum in which either Haywood or any Subsidiary or any of their respective Participation Facilities and Loan Properties has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by either Haywood or any Subsidiary or any of their respective Participation Facilities and Loan Properties, except for such Litigation pending or threatened which is not likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

           (c) To the Knowledge of Haywood, there is no reasonable basis for any Litigation of a type described in subsection (b), except such as is not likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

           (d) To the Knowledge of Haywood, there have been no releases, spills or discharges of Hazardous Material or other conditions involving Hazardous Materials in, on, under or affecting any Participation Facility or Loan Property, except such as are not likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

     5.12 Compliance with Laws. Haywood is duly registered as a bank holding company under the BHC Act. Bank is duly chartered as a state savings bank under applicable Laws and is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and its deposits are insured up to applicable limits by the Savings Association Insurance Fund. Bank and its Subsidiaries have in effect all Permits necessary for them to own, lease or operate their respective Assets and to carry on their respective businesses as now conducted, except for those Permits the absence of which are not likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood or its Subsidiaries, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood or its Subsidiaries. Neither Haywood nor any Subsidiary:

           (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood; and

           (b) except as set forth on Schedule 5.12(b) attached hereto, has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that either Haywood or Bank is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either Haywood or any Subsidiary,
(ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either Haywood or any Subsidiary, or (iii) requiring Haywood or any Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its businesses, or in any manner relates to their respective capital adequacy, credit or reserve policies, management or the payment of dividends.

     5.13 Labor Relations. Neither Haywood nor its Subsidiaries is the subject of any Litigation asserting that either of them has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel Haywood or its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is Haywood or its Subsidiaries a party to or bound by any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving either of them, pending or threatened, nor to their respective Knowledge, is there any activity involving Haywood's or its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14  Employee Benefit Plans.

           (a) Schedule 5.14(a) attached hereto sets forth correct and complete copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Haywood or any Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which such persons are eligible to participate (collectively, the "Haywood Benefit Plans"). Any of the Haywood Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Haywood ERISA Plan." Each Haywood ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code or

Section 3(35) of ERISA) is referred to herein as a "Haywood Pension Plan." No Haywood Pension Plan is or has been a "multi-employer plan" within the meaning of Section 3(37) of ERISA. Except as set forth on Schedule 5.14(a) attached hereto, Haywood does not, and may not ever, participate in either a multi-employer plan or a multiple employer plan.

           (b) Haywood has delivered or made available to CSBI prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Haywood Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Haywood Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters or Material advisory opinions issued by the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports and summary annual reports prepared for any Haywood Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

           (c) All Haywood Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood. Each Haywood ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, and Haywood is not aware of any circumstances which will or could reasonably result in revocation of any such favorable determination letter or failure of an Haywood ERISA Plan intended to satisfy Internal Revenue Code Section 401 to satisfy the Tax qualification provisions of the Internal Revenue Code applicable thereto. Neither Haywood nor Bank has engaged in a transaction with respect to any Haywood Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date hereof, would subject Haywood or Bank to a Material Tax or penalty imposed by either Section 4975 of the Internal Revenue Code or
Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

           (d) Except as set forth on Schedule 5.14(d) attached hereto, no Haywood Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position or funded status of any Haywood Pension Plan, (ii) no change in the actuarial assumptions with respect to any Haywood Pension Plan, and (iii) no increase in benefits under any Haywood Pension Plan as a result of plan amendments or changes in applicable Law, any of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood or materially affect the funding status of any such plan. Neither any Haywood Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Haywood, or the single-employer plan of any entity which is considered one employer with Haywood under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Haywood. Haywood has not provided, and is not required to provide, security to a Haywood Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by Haywood, except to the extent any failure to do so would not have a Material Adverse Effect on Haywood.

           (e) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Haywood with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on Haywood. Except as Previously Disclosed, Haywood has not incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Haywood. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Haywood Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

           (f) Except as set forth on Schedule 5.14(f) attached hereto or as required under Title I, Part 6 of ERISA and Internal Revenue Code Section 4980B, neither Haywood nor Bank has any obligations to provide health and life benefits under any of the Haywood Benefit Plans to former employees, and there are no restrictions on the rights of Haywood to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Haywood.

           (g) Except as set forth on Schedule 5.14(g) attached hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any officer, director or any employee of Haywood from Haywood or its Subsidiaries under any Haywood Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Haywood Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

           (h) Except as set forth on Schedule 5.14(h) attached hereto, the actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Haywood and its respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Haywood Financial Statements to the extent required by and in accordance with GAAP.

     5.15 Material Contracts. Except as set forth on Schedule 5.15 attached hereto or otherwise reflected in the Haywood Financial Statements, neither Haywood, its Subsidiaries nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by Haywood or any Subsidiary or the guarantee by Haywood or any Subsidiary of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, Federal Home Loan Bank advances and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto would be required to be filed as an exhibit to a Form 10-K filed by Haywood with the SEC as of the date of this Agreement that has not been filed by Haywood with the SEC or incorporated by reference as an exhibit to Haywood's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "Haywood Contracts"). With respect to each Haywood Contract, (i) the Contract is in full force and effect, (ii) neither Haywood nor Bank is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, (iii) neither Haywood nor its Subsidiaries has repudiated or waived any material provision of any such Contract, and (iv) no other party to any such Contract is, to the knowledge of Haywood, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, or has repudiated or waived any Material provision thereunder. Except as set forth on Schedule 5.15 attached hereto, all of the indebtedness of Haywood or any Subsidiary for money borrowed is prepayable at any time by Haywood or any Subsidiary without penalty or premium.


     5.16 Legal Proceedings. There is no Litigation pending, or, to the Knowledge of Haywood, threatened against either Haywood or any Subsidiary, or against any of their Assets, employee benefit plans, interests or rights that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against either Haywood or any Subsidiary, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

     5.17 Reports. Except as set forth on Schedule 5.17 attached hereto, since December 31, 1994, Haywood and its Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with Regulatory Authorities and any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood or its Subsidiaries. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, each such report and document did not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by Haywood or any Subsidiary or any Affiliate thereof to CSBI pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Haywood or any Subsidiary or any Affiliate thereof for inclusion in the Registration Statement to be filed by CSBI with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Haywood or any Subsidiary or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Haywood's shareholders in connection with the Haywood Meeting, and any other documents to be filed by Haywood or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Haywood, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Haywood Meeting be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Haywood Meeting. All documents that Haywood or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     5.19 Tax and Regulatory Matters. Neither Haywood, nor any Subsidiary nor any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Haywood, there exists no fact, circumstance or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b) other than with respect to anti-trust or competitive effects issues.

     5.20 State Takeover Laws. Haywood has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination" or other state takeover Law.

     5.21 Articles of Incorporation Provisions. Haywood has taken all actions so that the entering into of this Agreement and the consummation of the Merger contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of Haywood (other than voting, dissenters' rights of appraisal or other similar rights) or restrict or impair the ability of CSBI or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Haywood Common Stock that may be acquired or controlled by it.

     5.22 Derivatives. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Haywood's own account, or for the account of Bank or its customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

     5.23 Year 2000. To the Knowledge of Haywood, all computer software and hardware necessary for the conduct of business by Haywood (the "Haywood Software") is designed to be used before, on, and after January 1, 2000 and the Haywood Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, any date data representing or referring to any particular date. As used in this Section 5.23, "operate" further includes, but is not limited to, accepting input of dates without ambiguity, outputting all dates without ambiguity, and performing calculations, comparisons, extractions, sorting and any other processing or taking actions or making decisions using dates or time periods without suffering any abends, aborts, invalid or incorrect results or other interruptions, whether before, on, or after January 1, 2000. Haywood has received all year 2000 examinations and certifications as required by applicable Law and will, within ten business days of this Agreement, make available for CSBI's review all (i) such examinations and certifications, (ii) contingency plans in the event the Software fails to operate, and (iii) costs associated with or related to the Haywood Software.

                                   ARTICLE 6
                REPRESENTATIONS AND WARRANTIES OF CSBI AND HAC

     CSBI and HAC, jointly and severally, hereby represent and warrant to Haywood as follows:

     6.1 Organization, Standing and Power. CSBI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia and is duly registered as a bank holding company under the BHC Act. HAC is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. CSBI has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. CSBI is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

     6.2  Authority, No Breach By Agreement.

     (a) CSBI and HAC each have the corporate power and authority necessary to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the

Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CSBI and HAC. Subject to the Consents of Regulatory Authorities, this Agreement represents a legal, valid, and binding obligation of CSBI and HAC, enforceable against CSBI and HAC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by either CSBI or HAC, nor the consummation by either CSBI or HAC of the transactions contemplated hereby, nor compliance by either CSBI or HAC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CSBI's or HAC's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CSBI Companies under, any Contract or Permit of any CSBI Companies, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any CSBI Companies or any of their respective Material Assets.

     (c) No notice to, filing with or Consent of any public body or authority is necessary for the consummation by either CSBI or HAC of the Merger and the other transactions contemplated in this Agreement other than (i) in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws and rules of the NASD, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and
(iv) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

     6.3  Capital Stock.

     (a) The authorized capital stock of CSBI consists of 30,000,000 shares of CSBI Common Stock. As of June 30, 1999, there were 11,754,156 shares of CSBI Common Stock issued and outstanding. CSBI is authorized to issue one or more series of preferred stock with such powers, preferences and rights as may be established by CSBI's Board of Directors. As of the date of this Agreement, no preferred stock has been issued. As of June 30, 1999, 500,000 shares of CSBI Common Stock were reserved for issuance upon the exercise of issued and outstanding stock options under the 1994 Incentive Stock Option Plan and 500,000 shares of CSBI Common Stock were reserved under the 1998 Century South Banks, Inc. Executive Stock Plan (collectively, the "CSBI Option Plans"). All of the issued and outstanding shares of CSBI Common Stock are, and all of the shares of CSBI Common Stock to be issued in exchange for shares of Haywood Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of CSBI Common Stock has been, and none of the shares of CSBI Common Stock to be issued in exchange for shares of Haywood Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of CSBI.

     (b) Except as set forth in Section 6.3(a) of this Agreement, or as provided pursuant to the CSBI Option Plans, or as Previously Disclosed, as of the date of this Agreement, there are no shares of capital stock or other equity securities of CSBI outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CSBI or contracts, commitments, understandings or arrangements by which CSBI is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     (c) At the record date fixed to determine the shareholders entitled to receive notice of and to vote at the Haywood Meeting, the CSBI Common Stock shall either be listed on a national securities exchange or held of record by at least 2,000 shareholders.

     6.4  SEC Filings; Financial Statements.

     (a) CSBI has filed and made available to Haywood all forms, reports and documents required to be filed by CSBI with the SEC since December 31, 1994 (collectively, the "CSBI SEC Reports"). The CSBI SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such CSBI SEC Reports or necessary in order to make the statements in such CSBI SEC Reports, in light of the circumstances under which they were made, not misleading. Except for CSBI Subsidiaries that are registered as a broker, dealer or investment advisor or filings due to fiduciary holdings of the CSBI Subsidiaries, none of the CSBI Subsidiaries is required to file any forms, reports or other documents with the SEC;

     (b) CSBI has Previously Disclosed and delivered to Haywood prior to the execution of this Agreement copies of all CSBI Financial Statements for periods ended prior to the date hereof and will deliver to Haywood copies of all CSBI Financial Statements prepared subsequent to the date hereof. The CSBI Financial Statements (as of the dates thereof and the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the CSBI Companies, which are or will be, materially complete and correct and which have been or will have been, maintained in accordance with good business practices, and (ii) present or will present fairly the consolidated financial position of the CSBI Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of the CSBI Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year end adjustments that are not Material).

     6.5 Absence of Undisclosed Liabilities. None of the CSBI Companies have any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, except Liabilities which are accrued or reserved against in the consolidated balance sheets of CSBI as of December 31, 1998 and June 30, 1999 included in the CSBI Financial Statements or reflected in the notes thereto. No CSBI Company has incurred or paid any Liability since March 31, 1999, except for (i) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, or (ii) in connection with the transactions contemplated by this Agreement.

     6.6 Absence of Certain Changes or Events. Since June 30, 1999, except as Previously Disclosed, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, and (ii) the CSBI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of CSBI provided in Article 7 of this Agreement.

     6.7 Compliance with Laws. CSBI is duly registered as a bank holding company under the BHC Act. Each of the CSBI Companies has in effect all permits necessary to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI. None of the CSBI Companies:

     (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI; and

     (b) except as Previously Disclosed, has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any of the CSBI Companies are not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, or (iii) requiring any CSBI Companies to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

     6.8 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of CSBI, threatened against any CSBI Companies, or against any Asset, interest or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material

Adverse Effect on CSBI, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any CSBI Companies, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

     6.9 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any CSBI Companies or any Affiliate thereof to Haywood pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CSBI Companies or any Affiliate thereof for inclusion in the Registration Statement to be filed by CSBI with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any CSBI Companies or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Haywood shareholders in connection with the Haywood Meeting, and any other documents to be filed by any CSBI Companies or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Haywood, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Haywood Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Haywood Meeting. All documents that any CSBI Companies or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     6.10 Tax and Regulatory Matters. No CSBI Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such
Section 9.1(b). To the Knowledge of CSBI, there exists no fact, circumstance or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such
Section 9.1(b) other than with respect to anti-trust or competitive effects issues.

     6.11 Reports. Except as Previously Disclosed, since December 31, 1994, CSBI and its Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto (or have obtained written waivers from the applicable Regulatory Authority waiving all consequences from the failure to timely file), that they were required to file with Regulatory Authorities and any applicable state securities or banking authorities, except failure to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI or its Subsidiaries. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, each such report and document did not contain any untrue statement of a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.12 Year 2000. To the Knowledge of CSBI, all computer software and hardware necessary for the conduct of business by CSBI (the "CSBI Software") is designed to be used before, on, and after January 1, 2000 and the CSBI Software will operate during each such time period without error relating to the Year 2000, specifically including any error relating to, or the product of, any date data representing or referring to any particular date. As used in this Section 6.12, "operate" further includes, but is not limited to, accepting input of dates without ambiguity, outputting all dates without ambiguity, and performing calculations, comparisons, extractions, sorting and any other processing or taking actions or making decisions using dates or time periods without suffering any abends, aborts, invalid or incorrect results or other interruptions, whether before, on, or after January 1, 2000. CSBI has received all Year 2000 examinations and certifications as required by applicable Law and will, within ten business days of this Agreement, make available for Haywood's review all (i) such examinations and certifications, (ii) contingency plans in the event the software fails to operate, and (iii) costs associated with or related to the CSBI Software.

     6.13 Merger Consideration. CSBI has unissued shares of CSBI Common Stock that are not reserved for any other purposes and are sufficient to provide the aggregate number of shares of CSBI Common Stock to be issued in the Merger and has available to it sources of funds sufficient to provide the aggregate Per Share Cash Consideration. The shares of CSBI Common Stock to be issued in the Merger have been duly authorized and when issued pursuant to the Merger will be validly issued, fully paid and non-assessable with the same rights as each other outstanding shares of CSBI Common Stock.

                                   ARTICLE 7
                   CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 Affirmative Covenants of Haywood. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement unless the prior written consent of CSBI shall have been obtained, and except as otherwise contemplated herein, Haywood agrees: (i) to operate its business and cause each Subsidiary to operate its business in the usual, regular and ordinary course; (ii) to preserve intact its business organizations and Assets and maintain its rights and franchises; (iii) to use its reasonable efforts to cause its representations and warranties to be correct at all times; (iv) to use its reasonable efforts to ensure, to the extent consistent with the Board of Directors' exercise of its fiduciary duties, that the aggregate Merger-related expenses it incurs are reasonable; (v) to take all steps necessary to terminate the Haywood Benefit Plans (or obtain waivers of claims against Haywood from the beneficiaries thereunder as approved by CSBI in its sole discretion) as of the Effective Time; and (vi) to take no action which would (a) adversely affect the ability of any Party to obtain any

Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b) of this Agreement or (b) adversely affect in any Material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of Haywood. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Haywood covenants and agrees that it and each Subsidiary will not do or agree or commit to do, any of the following without the prior written consent of the Chief Executive Officer of CSBI, which consent shall not be unreasonably withheld:

     (a) amend the Articles of Incorporation, Bylaws or other governing instruments of Haywood or the Charter, Bylaws or other governing instruments of each Subsidiary; or

     (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $50,000 except in the ordinary course of the business of Haywood and each Subsidiary consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Home Loan Bank and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock of each Subsidiary held by Haywood of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers' acceptances, "treasury, tax and loan" accounts established in the ordinary course of business and Liens in effect as of the date hereof that are Previously Disclosed); or

     (c) repurchase, redeem or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Haywood, or declare or pay any dividend or make any other distribution in respect of Haywood capital stock provided that Haywood may, in its sole discretion (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay quarterly cash dividends at a rate not to exceed sixteen cents ($0.16) per share consistent with past practices to its shareholders; or

     (d) except for this Agreement or in connection with the exercise of any option pursuant to the Stock Option Agreement, issue or sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Haywood Common Stock, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock; or

     (e) adjust, split, combine or reclassify any capital stock of Haywood or issue or authorize the issuance of any other securities in respect of or in substitution for shares of either Haywood Common Stock or each Subsidiary's common stock or buy, sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $10,000 or that exceed in the aggregate the sum of $100,000 during the term of this Agreement (other than in the ordinary course of business for reasonable and adequate consideration); or

     (f) acquire direct or indirect control over any real property, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Haywood in its fiduciary capacity; or

     (g) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, and purchases of investment grade bonds issued by municipalities located within the State of North Carolina with a maturity of five years or less, purchase any bonds or securities or make any Material investment, either by purchase of stock, bonds or securities, contributions to capital, Asset transfers or purchase of any Assets, in any Person other than Bank, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new, wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

     (h) grant any increase in compensation or benefits to the employees or officers of Haywood or any Subsidiary (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law, pay any bonus, enter into or amend any severance agreements with officers of either Haywood or any Subsidiary, grant any increase in fees or other increases in compensation or other benefits to directors of either Haywood or any Subsidiary except in accordance with past practice Previously Disclosed; or

     (i) enter into or amend any employment Contract between Haywood or any Subsidiary and any Person (unless such amendment is required by Law) that Haywood or any Subsidiary, as the case may be, does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (j) adopt any new employee benefit plan of Haywood or any Subsidiary or make any Material change in or to any existing employee benefit plans of Haywood or any Subsidiary other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

     (k) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

     (l) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of Haywood or any Subsidiary for money damages in excess of $25,000 or Material restrictions upon the operations of Haywood or Subsidiary; or

     (m) except in the ordinary course of business, modify, amend or terminate any Material Contract or waive, release, compromise or assign any Material rights or claims; or

     (n) extend credit to any borrower which requires the approval of Haywood's Board of Directors.

     7.3  Covenants of CSBI and HAC.

     (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Haywood shall have been obtained, CSBI and HAC, jointly and severally, covenant and agree that each of them shall (i) continue to conduct their respective businesses and the business of its Subsidiaries in a manner designed in their respective reasonable judgment to enhance the long term value of the CSBI Common Stock and the business prospects of the CSBI Companies, (ii) to the extent consistent therewith, use all reasonable efforts to preserve intact the CSBI Companies' core businesses and goodwill with their respective employees and the communities they serve, (iii) use their respective reasonable efforts to cause their respective representations and warranties to be correct at all times, and
(iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transaction contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) adversely affect in any Material respect the ability of any Party to perform its covenants and agreements under this Agreement.

     (b) CSBI shall take all action necessary to approve, in accordance with Rule 16b-3 of the 1934 Act, the acquisition of shares of the common stock of CSBI and CSBI stock options by Haywood shareholders who will become Section 16 insiders of CSBI upon consummation of the Merger.

     7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) is reasonably likely to cause or constitute a Material breach of any of its representations, warranties or covenants contained herein and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

     8.1 Shareholder Approval. Haywood shall take, in accordance with applicable Law and its Articles of Incorporation and Bylaws, all action necessary to convene the Haywood Meeting to consider and vote upon the approval of this Agreement and any other matters required to be approved by Haywood shareholders for consummation of the Merger (including any adjournment or postponement thereof), as promptly as practicable after the Registration Statement is declared effective. The Board of Directors of Haywood shall (subject to compliance with its fiduciary duties as advised by counsel and the receipt from Trident of a letter dated not more than three days prior to the date of the mailing of the Proxy Statement to the effect that the consideration to be received in the merger by the holders of Haywood Common Stock is fair, from a financial point of view, to such holders) recommend such approval, and Haywood (subject to the direction of the Haywood Board acting in compliance with its fiduciary duties as advised by counsel) shall take all reasonable lawful action to solicit such approval by its shareholders. CSBI, as sole shareholder of HAC, will vote its HAC Common Stock in favor of the Merger.

     8.2  Registration Statement.

     (a) Each of CSBI and Haywood agrees to cooperate in the preparation of a Registration Statement to be filed by CSBI with the SEC in connection with the issuance of CSBI Common Stock in the Merger (including the Proxy Statement and all related documents). Provided Haywood has cooperated as required above, CSBI agrees to file the Registration Statement with the SEC as promptly as practicable, but in no event later than 90 days after the date of this Agreement. Each of Haywood and CSBI agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as reasonably practicable after filing thereof. CSBI also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Haywood agrees to furnish CSBI all information concerning Haywood, Bank and their respective officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

     (b) Each of Haywood and CSBI agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the 1933 Act, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to Haywood shareholders and at the time of the Haywood Meeting, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading with respect to any Material fact, or which will omit to state any Material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Haywood and CSBI further agrees that if it shall become aware prior to the

Effective Date of any information that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any Material fact, or to omit to state any Material fact necessary to make the statements therein not false or misleading, to promptly inform the other Party thereof and to take the necessary steps to correct the Proxy Statement.

     (c) In the case of CSBI, CSBI will advise Haywood, promptly after CSBI receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, or of the issuance of any stop order or the suspension of the qualification of the CSBI Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     (d) Nothing in this Section 8.2 or elsewhere in this Agreement shall prohibit accurate disclosure by Haywood of information that is required to be disclosed in the Registration Statement of the Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or the regulations and rules of the AMEX.

     8.3 Applications. CSBI shall promptly prepare and file, Haywood and each Subsidiary shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. CSBI shall permit Haywood to review (and approve with respect to information relating to Haywood) such applications prior to filing same.

     8.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, Haywood shall execute and file the Articles of Merger with the Secretary of State of the State of North Carolina and the Savings Institution Division of the State of North Carolina in connection with the Closing.

     8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable efforts to take all actions, and to do all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by CSBI in connection with the CSBI Common Stock to be issued in the Merger or a resolicitation of proxies as a consequence of an acquisition agreement by CSBI or any of its Subsidiaries shall not violate this covenant provided CSBI agrees to pay all direct expenses associated with any such resolicitation), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6  Investigation and Confidentiality.

     (a) Prior to the Effective Time, each Party will keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transaction contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by any other Party concerning its and its Subsidiaries' businesses, operations and financial condition except in furtherance of the transactions contemplated by this Agreement. In the event that a Party is required by applicable Law or valid court process to disclose any such confidential information, then such Party shall provide the other Party with prompt written notice of any such requirement so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with this Section 8.6. If in the absence of a protective order or other remedy or the receipt of a waiver by the other Party, a Party is nonetheless, in the written opinion of counsel, legally compelled to disclose any such confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, a Party may, without liability hereunder, disclose to such tribunal only that portion of the confidential information which such counsel advises such Party is legally required to be disclosed; provided that such disclosing Party use its best efforts to preserve the confidentiality of such confidential information, including without limitation, by cooperating with the other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information by such tribunal. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party.

     (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     (d) Neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

     8.7 Press Releases. Prior to the Effective Time, Haywood and CSBI shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section
                                 --------  -------
8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, neither Haywood nor any Affiliate thereof nor any investment banker, attorney, accountant or other representative (collectively, the "Representatives") retained by Haywood or Bank shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Haywood Board of Directors as determined by the Haywood Board of Directors after consulting with and considering the advice of counsel, neither Haywood nor any Affiliate or Representative thereof shall furnish any non public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Haywood may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel; provided that Haywood shall promptly advise CSBI verbally and in writing following the receipt of any Acquisition Proposal and the Material details thereof. Haywood shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing and (ii) subject to its fiduciary duties, direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.9 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.10 State Takeover Laws. Haywood and each Subsidiary shall take all reasonable steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable state takeover Law.

     8.11 Articles of Incorporation Provisions. Haywood and each Subsidiary shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger does not and will not result in the grant of any rights to any Person under the Articles, Bylaws or other governing instruments of Haywood or any Subsidiary (other than voting, dissenters' rights of appraisal or other similar rights) or restrict or impair the ability of CSBI or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Haywood or any Subsidiary that may be acquired or controlled by it.

    8.12 Agreement of Affiliates. Haywood has Previously Disclosed all Persons whom it reasonably believes is an "affiliate" of Haywood for purposes of Rule 145 under the 1933 Act. Haywood shall use its reasonable efforts to cause each such Person to deliver to CSBI not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit C, providing that such Person will not sell, pledge, transfer or otherwise dispose of the shares of Haywood Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of CSBI Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. CSBI shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of CSBI Common Stock by such affiliates.

    8.13 Employee Benefits and Contract. Following the Effective Time, CSBI shall provide generally to officers and employees of Haywood, who at or after the Effective Time become employees of a CSBI Company, employee benefits under employee benefit plans including severance plans set forth herein on terms and conditions which when taken as a whole are substantially similar to those currently provided by the CSBI Companies to their similarly situated officers and employees. CSBI shall waive any pre-existing condition exclusion under any employee health plan for which any employees and/or officers and dependents covered by Haywood Benefit Plans as of Closing shall become eligible by virtue of the preceding sentence, to the extent (i) such pre-existing condition was covered under the Haywood Benefit Plans and (ii) the individual affected by the pre-existing condition was covered by the Haywood Entity's corresponding plan on the date which immediately precedes the Effective Time. For purposes of participation, vesting and benefit accrual under all qualified benefit plans, the service of the employees of Haywood or Bank prior to the Effective Time shall be treated as service with the CSBI Companies participating in all qualified benefit plans. Bank will enter into an employment contract acceptable to CSBI with Larry R. Ammons as of the date of Closing to the extent he is available and agrees to such employment.

     8.14 Exchange Listing. CSBI shall use its reasonable efforts to list, prior to the Effective Time, on the NASDAQ, subject to official notice of issuance, the shares of CSBI Common Stock to be issued to the holders of Haywood Common Stock pursuant to the Merger.

     8.15 D&O Coverage. At the Effective Time, CSBI will provide directors and officers insurance coverage for Haywood's directors and officers either, at CSBI's election, (i) by purchasing continuation coverage under Haywood's current policy for directors and officers for a period not less than three years after the Effective Time, or (ii) obtain coverage under CSBI's current directors' and officers' policy to provide coverage for Haywood's directors and officers on a prior acts basis for a period not less than three years prior to the Effective Time.

     8.16 Indemnification. CSBI shall cause Haywood to continue to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Haywood Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of Haywood or, at Haywood's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the extent currently provided by Haywood's Articles of Incorporation and bylaws as in effect as of the date hereof, including any provisions relating to advances of expenses incurred in the defense of any Litigation.



                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and to consummate the Merger are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

         (a) Shareholder Approval. The shareholders of Haywood shall have approved this Agreement and the consummation of the Merger as and to the extent required by Law and by the provisions of any of its governing instruments and by the rules of the AMEX.

         (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets or deposits) which in the reasonable judgment of the Board of Directors of CSBI would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

         (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of CSBI would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

         (d) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

         (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of CSBI Common Stock issuable pursuant to the Merger shall have been received.

        (f) Tax Matters. Haywood and CSBI shall have received a written opinion of counsel from Troutman Sanders LLP in form reasonably satisfactory to each of them (the "Tax Opinion"), substantially to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Haywood Common Stock solely for CSBI Common Stock will not give rise to gain or loss to the shareholders of Haywood with respect to such exchange (except to the extent of any cash received), and (iii) neither of Haywood nor CSBI will recognize gain or loss as a consequence of the Merger except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code. In rendering such Tax Opinion, Troutman Sanders LLP shall be entitled to rely upon representations of officers of Haywood, CSBI and HAC reasonably satisfactory in form and substance to such counsel.

         (g) Employment Agreement. Haywood and Bank shall have offered Larry R. Ammons the employment agreement in substantially the form set forth in Exhibit D to this Agreement.

     9.2 Conditions to Obligations of CSBI. The obligations of CSBI to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CSBI pursuant to Section 11.6(a) of this Agreement:

         (a) Representations and Warranties. The representations and warranties of Haywood set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true and correct in all Material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Haywood.

         (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Haywood to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

     (c) Certificates. Haywood shall have delivered to CSBI (i) a certificate, dated as of the Effective Time and signed on its behalf by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the Haywood Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CSBI and its counsel shall request.

     (d) Opinion of Counsel. CSBI shall have received a written opinion from Housley Kantarian & Bronstein, P.C., counsel to Haywood, dated as of the Closing, in form reasonably satisfactory to CSBI, as to the matters set forth in Exhibit F hereto.

     (e) Accountant's Letters. CSBI shall have received from KPMG LLP letters dated not more than five (5) days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding Haywood and Bank, in form and substance reasonably satisfactory to CSBI, which letters shall be based upon customary specified procedures undertaken by such firm.

     (f) Affiliate Agreements. CSBI shall have received from each affiliate of Haywood the affiliate agreement referred to in Section 8.12 hereof, in substantially the form attached hereto as Exhibit C.

     (g) Support Agreements. Each of the executive officers and directors of Haywood listed in Exhibit E shall have executed and delivered to CSBI a Support Agreement in substantially the form attached hereto as Exhibit B.

     9.3 Conditions to Obligations of Haywood. The obligations of Haywood to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Haywood pursuant to Section 11.6(b) of this Agreement:

     (a) Representations and Warranties. The representations and warranties of CSBI set forth or referred to in this Agreement shall be true and correct in all Material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 6.3 of this Agreement, which shall be true and correct in all Material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of CSBI to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

     (c) Certificates. CSBI shall have delivered to Haywood (i) a certificate, dated as of the Effective Time and signed on its behalf by its Chief Executive Officer and its Chief

Financial Officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and
(ii) certified copies of resolutions duly adopted by CSBI's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Haywood and its counsel shall request.

        (d) Opinion of Counsel. Haywood shall have received an opinion of Troutman Sanders LLP, counsel to CSBI, dated as of the Effective Time, in form reasonably satisfactory to Haywood, as to matters set forth in Exhibit G hereto.

        (e) Share Listing. The shares of CSBI Common Stock issuable pursuant to the Merger shall have been approved for listing on NASDAQ.

        (f) Fairness Opinion. Haywood shall have received from Trident a letter dated not more than three days prior to the mailing of the Proxy Statement to the effect that, in the opinion of such firm, the consideration to be received by Haywood Shareholders in connection with the Merger is fair from a financial point of view to such shareholders.

        (g) Exchange Agent Certificate. The Exchange Agent shall have delivered to Haywood a certificate, dated as of the Effective Time, to the effect that the Exchange Agent has received from CSBI certificates for the required number of whole shares of CSBI Common Stock to be issued in the Merger and cash to cover fractional shares and the Cash Amount.

                                  ARTICLE 10
                                  TERMINATION

    10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Haywood, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

         (a) By mutual consent of the respective Boards of Directors of CSBI and Haywood; or

         (b) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a breach by the other Parties of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach would provide the non breaching party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of CSBI and Section 9.3(a) of this Agreement in the case of Haywood; or

         (c) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Haywood fail to vote their approval of this Agreement and the transaction contemplated hereby at the Haywood Meeting where the transaction was presented to such shareholders for approval and voted upon; or

     (d) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by March 31, 2000, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(d); or

     (e) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
Section 10.1(d) of this Agreement; or

     (f) By CSBI in the event that the Board of Directors of Haywood shall have failed to reaffirm, following a written request by CSBI for such reaffirmation after Haywood shall have received any inquiry or proposal with respect to an Acquisition Proposal, its approval of the Merger (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger.

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this
Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(e) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant or agreement giving rise to such termination; provided that such Liability shall be determined solely in accordance with the effect of
Section 11.2(b) of this Agreement.

      10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4, and 11 and Section 8.12 of this Agreement.

                                  ARTICLE 11
                                 MISCELLANEOUS

      11.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

      "AMEX" shall mean the American Stock Exchange.

      "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "Allowance" shall mean the allowance for possible loan or credit losses for the periods set forth in Section 5.9 of this Agreement.

     "Articles of Merger" shall mean the Articles of Merger to be executed by CSBI, HAC and Haywood and filed with the Secretary of State of the State of North Carolina relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "Bank" shall have the meaning set forth in the Preamble of this Agreement.

     "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "Cash Amount" shall have the meaning set forth in Section 3.3 of this Agreement.

     "Cash Election Shares" shall have the meaning set forth in Section 3.2 of this Agreement.

     "Closing" shall mean the closing of the transaction contemplated hereby, as described in Section 1.2 of this Agreement.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "CSBI Common Stock" shall mean the One Dollar ($1.00) par value per share common stock of CSBI.

     "CSBI Companies" shall mean, collectively, CSBI and all CSBI Subsidiaries.

     "CSBI Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of CSBI as of June 30, 1999, and as of December 31, 1998, 1997, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended June 30, 1999, and for each of the four years ended December 31, 1998, 1997, 1996 and 1995, as filed by CSBI in SEC Documents and (ii) the consolidated statements of condition of CSBI (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1998.

     "CSBI Option Plans" shall have the meaning set forth in Section 6.3 of this Agreement.

     "CSBI Subsidiaries" shall mean the subsidiaries of CSBI including HAC.

     "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of control or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

     "Effective Time" shall mean the date and time at which the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of North Carolina.

     "Election Deadline" shall have the meaning set forth in Section 3.2 of this Agreement.

     "Election Form" shall have the meaning set forth in Section 3.2 of this Agreement.

     "Environmental Laws" shall mean all federal, state, municipal and local laws, statutes, orders, regulations, decrees, resolutions, proclamations, permits, licenses, approvals, authorizations, consents, judgments, judicial decisions and other governmental requirements, limitations and standards relating to the environment, health and safety issues, including, without limitation, the manufacture, generation, use, processing, treatment, recycling, storage, handling, "Release" (as hereinafter defined), investigation, removal, remediation and cleanup of or other corrective action for "Hazardous Materials" (as hereinafter defined), exposure to Hazardous Materials and personal injury, natural resource damage, property damage and interference with the use of property caused by or resulting from Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall have the meaning provided in Section 5.14 of this Agreement.

     "ERISA Plan" shall have the meaning provided in Section 5.14 of this Agreement.

     "Exchange Agent" shall have the meaning set forth in Section 3.2 of this Agreement.

     "Exchange Ratio" shall mean the ratio formed by the number of shares of CSBI Common Stock Haywood shareholders will receive for each share of Haywood Common Stock as set forth herein to one.

     "Exhibits" A through G, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "FICG" shall mean the Financial Institutions Code of Georgia.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Haywood Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

     "Haywood Common Stock" shall mean the One Dollar ($1.00) par value per share common stock of Haywood.

     "Haywood Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Haywood as of June 30, 1999, and as of December 31, 1998, 1997, 1996 and 1995, and the related statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) for the three and six months ended June 30, 1999, and for each of the four fiscal years ended December 31, 1998, 1997, 1996 and 1995, and (ii) the consolidated balance sheets of Haywood (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 1999, with related prior year comparable financial statements.

     "Haywood Meeting" shall mean the special meeting of the shareholders of Haywood or any adjournment or postponement thereof to vote on the matters set forth in the Proxy Statement.

     "Haywood Preferred Stock" shall mean the One Dollar ($1.00) par value per share serial preferred stock of Haywood.

     "Hazardous Materials" shall mean all hazardous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic and volatile substances, materials, compounds, chemicals and waste, and all other industrial waste, sanitary waste, pollutants and contaminants, and all constituents thereof, including, without limitation, petroleum hydrocarbons, asbestos-containing materials, lead-based paints and all substances, materials, wastes, chemicals, compounds, contaminants and pollutants regulated or addressed by Environmental Laws.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "IRS" shall mean the Internal Revenue Service.

     "Knowledge" as used with respect to a Person shall mean the knowledge, after all appropriate due inquiry, of the Chairman, President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, General Counsel, or any Senior or Executive Vice President or Manager of such Person.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute and all Environmental Laws applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party; and (iv) Liens which have been Previously Disclosed.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, request for information, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it) or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "Loan Property" shall mean any property owned, leased or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Mailing Date" shall have the meaning set forth in Section 3.2 of this Agreement.

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "Material Adverse Effect" on a Party shall mean an event, change, condition or occurrence which has a Material adverse impact on (i) the financial position, business or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(y) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, and (z) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior written consent of the other Parties to the Agreement and the direct effects of compliance with this Agreement on the operating performance of the Party, including expenses incurred by such Party in consummating the transactions contemplated by this Agreement.

     "Merger" shall mean the merger of Haywood with and into CSBI referred to in the Preamble of this Agreement.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

     "NCBCA" shall mean the North Carolina Business Corporation Act.

     "No Election Shares" shall have the meaning set forth in Section 3.2 of this Agreement.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, but not limited to, any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either Haywood, HAC or CSBI, and "Parties" shall mean Haywood, HAC and CSBI.

     "Per Share Cash Consideration" shall have the same meaning set forth in
Section 3.2 of this Agreement.

     "Per Share Stock Consideration" shall have the same meaning set forth in
Section 3.1(b) of this Agreement.

     "Permit" shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert or any person acting in a representative capacity.

     "Previously Disclosed" shall mean information delivered in writing prior to the date specified in Section 10.1(h) of this Agreement in the manner and to the Party or counsel or both described in Section 11.8 of this Agreement and entitled "Previously Disclosed Information Delivered Pursuant to the Agreement and Plan of Merger" describing in reasonable detail the matters contained therein or identifying the information disclosed; provided that in the case of
                                                  -------- ----
Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition.

     "Proxy Statement" shall mean the proxy statement used by Haywood to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of CSBI relating to shares of CSBI Common Stock to be issued to the shareholders of Haywood and other proxy solicitation materials of Haywood consisting of a part thereof.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by CSBI under the 1933 Act in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Department of Banking and Finance, the FDIC, the NASD and the SEC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries.

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment or disposing into or migration within the environment.

     "Representatives" shall have the meaning set forth in Section 8.8 of this Agreement.

     "SEC" shall mean the Securities and Exchange Commission.

     "SEC Documents" shall mean all forms, proxy statements, reports, registration statements, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Stock Designees" shall have the meaning set forth in Section 3.2 of this Agreement.

     "Stock Option Agreement" shall have the meaning set forth in the Preamble of this Agreement.

     "Subsidiaries" shall mean all those corporations, banks, association, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall
                                               --------  -------
not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Surviving Corporation" shall mean Haywood as the surviving corporation resulting from the Merger.

     "Tax" or "Taxes" shall mean all federal, state, county, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including interest and penalties thereon or additions with respect thereto.

     "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local or foreign government or subdivision or agency thereof for which a Tax Return required to be filed or Tax is required to be paid.

     "Tax Return" shall mean any report, return or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "Total Merger Consideration" shall have the meaning set forth in Section
3.3 of this Agreement.

     "Trident" shall mean Trident Securities, a division of McDonald Investments Inc., Haywood's investment banker.

     "Valuation Period" shall have the meaning set forth in Section 3.2 of this Agreement.

     "Valuation Period Market Value" shall have the meaning set forth in Section
3.2 of this Agreement.

     11.2  Expenses.

           (a) General.  Except as otherwise provided in this Section 11.2 of
               -------
this Agreement, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel except that CSBI shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.


           (b) Breach by either Party. In addition to the foregoing, if prior to
               ----------------------
the Effective Time, this Agreement is terminated by either Party as a result of the other Party's breach of such Party's representations, warranties or agreements set forth herein of this Agreement, such Party shall pay to the non-breaching Party as its sole and exclusive remedy resulting from such termination, an amount in cash equal to the sum of:

              (i) the reasonable direct costs and expenses incurred by or on behalf of the non-breaching Party in connection with the transactions contemplated by this Agreement, plus
                                ----

              (ii)  the sum of $100,000,


which sum represents compensation for the non-breaching Party's loss as the result of the transactions contemplated by this Agreement not being consummated.

     11.3 Brokers and Finders. Haywood represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby except Haywood has engaged Trident to render financial advisory services. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Haywood, Haywood shall indemnify and hold CSBI harmless of and from any Liability in respect of any such claim and reduce the Total Merger Consideration by an amount equal to such claim as determined by CSBI.

     11.4 Entire Agreement. Except as otherwise expressly provided herein or as set forth in that certain letter agreement between the parties of even date herewith, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transaction contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; whether before or after shareholder approval of the Merger has been obtained provided, however, that
                                                     --------  -------
after any such approval by the holders of Haywood Common Stock, there shall be made no amendment decreasing the consideration to be received by Haywood shareholders without the further approval of such shareholders.

     11.6  Waivers.

           (a) Prior to or at the Effective Time, CSBI, acting through its Board of Directors, Chief Executive Officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Haywood, to waive or extend the time for the compliance or fulfillment by Haywood of any and all of its obligations under this Agreement and to waive any or all of the conditions precedent to the obligations of CSBI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CSBI.


           (b) Prior to or at the Effective Time, Haywood, shall have the right to waive any Default in the performance of any term of this Agreement by CSBI, to waive or extend the time for the compliance or fulfillment by CSBI of any and all of its obligations under this Agreement and to waive any or all of the conditions precedent to the obligations of Haywood under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Haywood.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:


     CSBI and HAC:            Century South Banks, Inc.
                              60 Main Street West - Third Floor
                              Dahlonega, Georgia 30533
                              706/864-7966 - FAX
                              Attn: James A. Faulkner, Vice Chairman and Chief
                                    Executive Officer

     Copy to Counsel:         Troutman Sanders LLP
                              600 Peachtree Street, N.E., Suite 5200
                              Atlanta, Georgia 30308-2218
                              404/962-6658 - FAX
                              Attn:  Thomas O. Powell, Esquire

     Haywood and Bank:        Haywood Bancshares, Inc.
                              370 North Main Street
                              Waynesville, North Carolina 28786
                              Attn:  Larry R. Ammons, President and Chief
                                     Executive Officer

     Copy to Counsel:         Housley Kantarian & Bronstein, P.C.
                              1220 19th Street, N.W., Suite 700
                              Washington, D.C. 20036
                              202/822-0140 - FAX
                              Attn:  James C. Stewart,  Esquire

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

     11.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.14 Interpretation of Agreement. The Parties hereto acknowledge and agree that each Party has participated in the drafting of this Agreement and that this document has been reviewed, negotiated and accepted by all parties and their respective counsel, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


                                         "HAYWOOD"
ATTEST:
                                         HAYWOOD BANCSHARES, INC.
/s/ Paul W. Trantham
---------------------------------        /s/ Larry R. Ammons
Paul W. Trantham, Secretary              ------------------------------------
                                         Larry R. Ammons, President and Chief
                                         Executive Officer

        (CORPORATE SEAL)


                                          "CSBI"
ATTEST:
                                          CENTURY SOUTH BANKS, INC.
/s/ Susan F. Anderson
---------------------------------         /s/ James A. Faulkner
Susan F. Anderson, Secretary              ------------------------------------
                                          James A. Faulkner, Vice-Chairman and
                                          Chief Executive Officer

        (CORPORATE SEAL)


                                           "HAC"
ATTEST:
                                           HBI ACQUISITION CORP.
/s/ Susan F. Anderson
---------------------------------          /s/ James A. Faulkner
Susan F. Anderson, Secretary               ------------------------------------
                                           James A. Faulkner, Vice-Chairman and
                                           Chief Executive Officer

       (CORPORATE SEAL)